AGREEMENT


     THIS AGREEMENT entered into this 2nd day of January 2001, by and between Cooperative Bank for Savings, Inc., SSB, (hereinafter referred to as the "Bank") and Dickson B. Bridger. (hereinafter referred to as the "Employee").

     WHEREAS, the Employee has heretofore been employed by the Bank as Senior Vice-President, Mortgage Lending

     WHEREAS, the Bank deems it to be in its best interest to enter into this Agreement as additional incentive to the Employee to continue as an executive employee of the Bank; and

     WHEREAS, the parties desire by this writing to set forth their understandings as to their respective rights and obligations in the event of termination of Employee's employment under the circumstances set forth in this Agreement.

     NOW, THEREFORE, it is AGREED as follows:

     1.  PAYMENT IN THE EVENT OF CHANGE IN CONTROL.

         (a) In the event of the involuntary termination of Employee's employment with the Bank in connection with, or within one year after, any change in control of the Bank, Employee shall be paid an amount equal to one times the total cash compensation paid to such Employee during the 12 month period preceding such termination, but in no event in an amount greater than the product of 2.99 and the Employee's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended. Said sum shall be paid in one lump sum within thirty (30) days of such termination. The term "control" shall refer to the ownership, holding or power to vote more than 25% of the Bank's voting stock, the control of the election of a majority of the Bank's directors, or the exercise of a controlling influence over the management or policies of the Bank by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934; provided, however, that the term "control" shall not include a transaction in which the Bank forms a holding company without change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights. The term "person" means an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein.

         (b) In the event of a change in control of the Bank, and the occurrence of certain conditions to which the Employee has not consented to in advance in writing as hereinafter specified, or within thirty days thereafter, Employee may voluntarily terminate his employment and payments shall be made to the Employee in accordance with Paragraph 1(a) above. Said conditions shall be as follows:
(i) if Employee would be required to move his



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personal  residence or perform his  principal  executive  functions  outside the metropolitan area of Wilmington, North Carolina; (ii) if in the organizational structure of the Bank the Employee would be required to report to a person or persons other than the President; (iii) if the Bank should fail to maintain employee benefit plans at levels at least equal to those prevailing immediately prior to the date of the change of control; (iv) if the Employee would be assigned duties and responsibilities other than those normally associated with his position as Senior Vice-President, Mortgage Lending; or (v) if the Employee's responsibilities or authority have in anyway been diminished.

     2. TERM. This Agreement shall remain in effect for so long as the Employee remains in the employ of the Bank, and the Employee's rights hereunder shall continue following the termination of his employment with the Bank under any of the circumstances described in Paragraphs 1(a) or (b) hereof.

     3. REIMBURSEMENT OF EXPENSES. In the event any dispute shall arise between the Employee and the Bank as to the terms or interpretation of this Agreement, whether instituted by formal legal proceedings or otherwise, including any action taken by the Employee to enforce the terms hereof or in defending against any action taken by the Bank, the Bank shall reimburse the Employee for all costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, if the ultimate outcome is substantially in favor of the Employee. Such reimbursement shall be paid within 10 days of Employee furnishing to the Bank written evidence, which may be in the form, among other things, of a canceled check or receipt, of any costs or expenses incurred by the Employee. Any such request for reimbursement by the Employee shall be made no more frequently than at 30 day intervals.

     4.  REGULATORY REQUIREMENTS.

         (a) The Board of Directors may terminate the Employee's employment at any time, but any termination by the Board of Directors other than termination for "Just Cause", shall not prejudice the Employee's right to compensation or other benefits under the Agreement. The Employee shall have no right to receive compensation or other benefits for any period after termination for "Just Cause". Termination for "Just Cause" shall include termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the contract.

         (b) If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or (8)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C,. 1818(e)(3) and (g)(1)), the Bank's obligations under the contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate in whole or in part) any of its obligations which were suspended.


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         (c) If the  Employee  is removed  and/or  permanently  prohibited  from participating  in the  conduct of the Bank's  affairs by an order  issued  under
Section 8(e)(4) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(4) or (g)(1)), all the obligations of the Bank under the Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

         (d) If the Bank is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this subparagraph shall not affect any vested rights of the contracting parties.

     5.  SUCCESSORS AND ASSIGNS.

         (a) This Agreement shall be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly by merger, consolidation, purchase or otherwise, all or substantially all of the assets of the Bank.

         (b) The Employee shall be precluded from assigning or delegating his rights or duties hereunder without first obtaining the written consent of the Bank.

     6. AMENDMENTS. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

     7. APPLICABLE LAW. This Agreement shall be governed in all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of the State of North Carolina, except to the extent that Federal law shall be deemed applicable.

     8. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions thereof.

     9.  NO GUARANTEE OF EMPLOYMENT.

Nothing contained herein, either expressed or implied, shall confer on the Employee any guarantee or promise of continued employment with the Bank in any capacity whatsoever, either prior to or following any change in control of Bank, or otherwise.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first hereinabove written.

                                 COOPERATIVE BANK FOR SAVINGS, INC., SSB


                                 By:  /s/ Frederick Willetts, III
                                      -----------------------------------------


ATTEST:

/s/ Linda B. Garland
--------------------


WITNESS:

/s/ Dare C. Rhodes                    /s/ Dickson B. Bridger
------------------                    ------------------------------------------
                                      Employee